UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2009
MARLIN BUSINESS SERVICES CORP.
(Exact name of registrant as specified in its charter)
Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Fellowship Road, Mount Laurel, NJ		08054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(888) 479-9111

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

         On March 31, 2009, the Board of Directors of Marlin Business Services Corp. approved changes to the cash and equity compensation of its non-employee independent directors.  These changes are effective as of March 31, 2009 and supersede the compensation arrangements with respect to non-employee independent directors that were in effect immediately prior to such date.  A copy of the updated compensation policy for non-employee independent directors is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Non-Employee Chairman of the Board

         On March 31, 2009, the Board of Directors of Marlin Business Services Corp. appointed Kevin J. McGinty as non-employee Chairman of the Board.  As non-employee Chairman of the Board, Mr. McGinty will be paid an annual retainer of $100,000, to be paid in quarterly installments.  In addition, as non-employee Chairman of the Board, Mr. McGinty will receive an annual option grant yielding a present value of $10,250 and an annual restricted stock grant yielding a present value of $30,750.  The annual option grant will have a seven year term and will cliff vest one year from the grant date, and the annual restricted stock grant will vest at the earlier of (a) seven years from the grant gate and (b) six months following the non-employee Chairman’s termination of Board service.  A copy of the updated compensation policy for non-employee independent directors is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Compensation Policy for Non-Employee Independent Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.
(Registrant)

Date: April 1, 2009                                                                           /s/ Daniel P. Dyer
                                                                                                                Daniel P. Dyer
                                                                                                                Chief Executive Officer

INDEX TO EXHIBITS

10.1	Compensation Policy for Non-Employee Independent Directors